SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BSB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 5, 2012

Dear Fellow Stockholder:

We cordially invite you to attend a Special Meeting of Stockholders of BSB Bancorp, Inc., the parent company of Belmont Savings Bank. The Special Meeting will be held at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts, at 6:00 p.m., Eastern time, on November 14, 2012.

The business to be conducted at the Special Meeting consists of the approval of our 2012 Equity Incentive Plan, as set forth in the enclosed Notice of Special Meeting and Proxy Statement.

Our Board of Directors has determined that the matter to be considered at the Special Meeting is in the best interests of BSB Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” approval of the 2012 Equity Incentive Plan.

On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,

Robert M. Mahoney
President and Chief Executive Officer

BSB BANCORP, INC.

2 Leonard Street

Belmont, Massachusetts 02478

(617) 484-6700

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 14, 2012

Notice is hereby given that a Special Meeting of Stockholders of BSB Bancorp, Inc. will be held at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts, 02472 on November 14, 2012 at 6:00 p.m., Eastern time.

A Proxy Card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	The approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan; and

such other matters as may properly come before the meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on September 24, 2012, are the stockholders entitled to vote at the meeting, and any adjournments or postponements thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Robert M. Mahoney
President and Chief Executive Officer

Belmont, Massachusetts

October 5, 2012

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

BSB BANCORP, INC.

2 Leonard Street

Belmont, Massachusetts 02478

(617) 484-6700

SPECIAL MEETING OF STOCKHOLDERS

November 14, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BSB Bancorp, Inc. to be used at a Special Meeting of Stockholders of BSB Bancorp, Inc., which will be held at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts, on November 14, 2012, a 6:00 p.m., Eastern time, and all adjournments or postponements of such meeting. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 5, 2012. In this Proxy Statement, the terms “we,” “our,” and “us” refer to BSB Bancorp, Inc. unless the context indicates another meaning.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on September 24, 2012 are entitled to one vote for each share then held. As of September 24, 2012, there were 9,172,860 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter. The affirmative vote of a majority of the votes cast at the special meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.

As provided in Section D of Article 5 of our Articles of Incorporation, persons who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of BSB Bancorp, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by BSB Bancorp, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker, bank, or other nominee to hold your common stock rather than having the shares directly registered in your name with our transfer agent, Registrar and Transfer Company (i.e., if you hold your common stock in “street name”), you will receive instructions directly from your broker, bank, or other nominee in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose not to vote your proxy, your brokerage firm may not vote your shares in favor of the 2012 Equity Incentive Plan. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other nominee.

If you hold your shares in street name, you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership. If you want to vote your shares of stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

STOCK OWNERSHIP

The following table provides information with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Percentages are based upon 9,172,860 shares outstanding as of September 24, 2012.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Wellington Management Company, LLP (1) 280 Congress Street Boston, MA 02210	908,127	9.9%

Farley Capital II L.P. (2) Stephen Farley LLC Stephen L. Farley Farley Associates II LLC Labrador Partners L.P. FA Newfoundland LLC Newfoundland Partners L.P	666,541	7.3%

Sandler O’Neill Asset Management, LLC (3) Terry Maltese 150 East 52nd St, 30th Floor New York, New York 10022	500,800	5.5%

(1)	On a Schedule 13G filed on February 14, 2012, Wellington Management Company, LLP (“Wellington”) reported shared dispositive power with respect to 908,127 shares of the Company’s common stock and shared voting power with respect to 731,800 shares of the Company’s common stock. Wellington also reported that the securities as to which the Schedule 13G was filed by Wellington, in its capacity as investment adviser, are owned of record by clients of Wellington Management.
(2)	On a Schedule 13G/A filed on February 14, 2012: Farley Capital II L.P., Stephen Farley LLC and Stephen L. Farley each reported shared dispositive and voting power with respect to 666,541 shares of the Company’s common stock; Farley Associates II LLC and Labrador Partners L.P. each reported shared dispositive and voting power with respect to 444,990 shares of the Company’s common stock; and FA Newfoundland LLC and Newfoundland Partners L.P each reported shared dispositive and voting power with respect to 152,984 shares of the Company’s common stock.
(3)	On a Schedule 13G filed on February 14, 2012, Sandler O’Neill Asset Management, LLC reported shared voting and dispositive power with respect to 480,800 shares of the Company’s common stock and Terry Maltese reported sole voting and dispositive power with respect to 20,000 shares of the Company’s common stock and shared voting and dispositive power with respect to 480,800 shares of the Company’s common stock.

The following table provides information as of September 24, 2012 about the shares of Company common stock that are beneficially owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group. Percentages are based upon 9,172,860 shares outstanding as of September 24, 2012.

Name	Number of Shares Owned (1)		Percent of Common Stock Outstanding

Directors and Nominees:
Robert J. Morrissey, Chairman	58,175	(2)	*
John A. Borelli	10,000		*
S. Warren Farrell	47,000	(3)	*
Richard J. Fougere	20,000		*
John W. Gahan, III	10,000		*
John A. Greene	800		*
Patricia W. Hawkins	10,000	(4)	*
Robert M. Mahoney	111,554	(5)	1.2%
Hal R. Tovin	33,933		*
Robert D. Ward	5,000		*
John A. Whittemore	30,000		*
			*

Named Executive Officers Other Than Directors:

John A. Citrano	9,887	(6)	*
Christopher Y. Downs	9,470		*
Carroll M. Lowenstein, Jr.	20,000		*

All Executive Officers, Directors and Nominees, as a Group (14 persons)	375,819		4.1%

*	Represents less than 1% of the Company’s outstanding shares.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and investment power with respect to the shares shown.
(2)	Includes 24,211 shares held by Mr. Morrissey’s spouse.
(3)	Includes 15,000 shares held by Mr. Farrell’s spouse and 5,000 shares held in a limited liability company.
(4)	All shares are held by Ms. Hawkins as trustee for the Patricia W. Hawkins Trust.
(5)	Includes 246 shares held in the Belmont Savings Bank Employee Stock Ownership Plan.
(6)	Includes 235 shares held in the Belmont Savings Bank Employee Stock Ownership Plan.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the special meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to BSB Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the 2012 Equity Incentive Plan.

Proxies may be revoked by sending written notice of revocation to the Secretary of BSB Bancorp, Inc. at the address shown on the cover page of this proxy statement, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the special meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the special meeting or delivers a written revocation to the Secretary prior to the voting of such proxy. If you hold your stock in street name, you may only vote or revoke your stock at the meeting by obtaining a written proxy from your broker, bank or other nominee.

PROPOSAL 1—APPROVAL OF THE BSB BANCORP, INC.

2012 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the BSB Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of BSB Bancorp, Inc. and Belmont Savings Bank with additional incentives to promote the growth and performance of BSB Bancorp, Inc. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A. In the event of a conflict between the terms of this disclosure and the terms of the Equity Incentive Plan, the terms of the Equity Incentive Plan control.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,284,200 shares of BSB Bancorp, Inc. common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock unit awards, provided that the maximum number of shares of Company common stock that may be delivered pursuant to the exercise of stock options (all of which may be granted as incentive stock options) is 917,286 and the maximum number of shares of Company stock that may be issued as restricted stock awards or restricted stock units is 366,914.

The Equity Incentive Plan will be administered by members of the BSB Bancorp, Inc.’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. Except to the extent prohibited by applicable law, the rules of the stock exchange on which BSB Bancorp, Inc. stock trades, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, the Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Committee may grant an award under the Equity Incentive Plan as the form of payment for grants or rights earned or due under any other plan or arrangement of BSB Bancorp, Inc. or a subsidiary of BSB Bancorp, Inc., including the plan of any entity acquired by BSB Bancorp, inc. or a subsidiary of BSB Bancorp, Inc.

Eligibility

Employees and directors of BSB Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Awards may be granted in a combination of incentive and non-statutory stock options, and/or restricted stock awards and restricted stock units, as follows.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of BSB Bancorp, Inc. common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of BSB Bancorp, Inc.’s common stock as reported on the principal United States securities exchange on which the shares are listed or admitted to trading on the date in question, or if BSB Bancorp, Inc.’s common stock was not traded on such date, then on the last preceding date on which any reported sale of BSB Bancorp, Inc. common stock occurred, as of the close of the market in New York City and without regard to after-hours trading activity, or (ii) if the shares of common stock are not listed or admitted to trading on any such exchange, then the closing bid quotation with respect to a share of common stock on such date, as of the close of the market and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. The only stock options available to non-employee directors are non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit, including: (i) by personal, certified or cashier’s check, (ii) by tendering stock of BSB Bancorp, Inc. in satisfaction of the exercise price, (iii) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price, (iv) by a “cashless exercise” through a third party, or (v) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock, except to the extent that the restricted stock award is intended to be performance-based compensation, in which case, the dividends will only be distributed to the extent the performance-based conditions are satisfied.

Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock; however, unlike a restricted stock award, no share of stock is transferred to the recipient until certain requirements or conditions associated with the award are satisfied or, if later, as specified by the Committee in the award agreement. Participants will have no voting rights with respect to restricted stock units, and unless the Committee determines otherwise, no dividends or dividend equivalent rights will be paid with respect to restricted stock units. The limitation on the number of restricted stock awards available is also applicable to restricted stock units.

Prohibition Against Option Repricing. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Limitation on Awards Under The Equity Incentive Plan

The following limits applies to awards under the Equity Incentive Plan:

•

The maximum number of shares of stock that may be subject to stock options intended to be performance- based compensation under Code Section 162(m) granted to any one employee during any calendar year shall not exceed 229,321 shares.

•

The maximum number of shares of stock that may be available for award to non-employee directors is 385,260 shares (or 30% of the aggregate shares available under the plan). The maximum number of shares that may be subject to restricted stock awards (or restricted stock unit awards) to any one non-employee director and the maximum number of shares that may be subject to stock option awards to any one non-employee director under the Equity Incentive Plan shall not exceed 5% of the shares available for grant as restricted stock (or restricted stock units) and 5% of the shares available for grant as stock options, respectively, under the plan. The maximum number of shares that may be granted to non-employee directors, in the aggregate, as restricted stock (or restricted stock units) shall not exceed One Hundred Ten Thousand Seventy-Four (110,074) shares, which represents 30% of the shares available for grant as restricted stock and restricted stock units and the maximum number of shares that may be granted to non-employee directors, in the aggregate, as stock options shall not exceed Two Hundred Seventy-Five Thousand One Hundred Eighty Six (275,186) shares, which represents 30% of the shares available for grant as stock options under the plan.

To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of BSB Bancorp, Inc. (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event), the Committee shall, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options, restricted stock and restricted stock units, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options, restricted stock and restricted stock units and the exercise price of stock options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in stock options, restricted stock and restricted stock units. The Committee may also extend the term during which any Stock Option can be exercised, provided, however, that such extension does not permit the exercise of such Stock Option beyond its original term.

Generally, all awards, except non-statutory stock options, granted under the Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of descent and distribution, pursuant to a trust established by the participant, or a qualified domestic relations order. The Committee will have the discretion to permit transfers of stock options (other than incentive stock options) to immediate family members of participants, as defined in the Plan, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, provided that such transfers are not made for consideration to the participant. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Incentive Plan upon the participant’s death.

Performance Features

Section 162(m) of the Internal Revenue Code. A federal income tax deduction for BSB Bancorp, Inc. will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, compensation that constitutes “qualified performance-based compensation” (as the term is used in Section 162(m) of the Internal Revenue Code) is not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options will be considered “qualified performance-based compensation.” The Committee may designate whether any restricted stock awards or restricted stock units being granted to any participant are intended to be “qualified performance-based compensation.” Any such awards designated as intended to be “qualified performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; core earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; core return on average assets; cash return on average assets; core return on equity; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest margin; net interest rate margin or net interest rate spread; growth in assets, loans or deposits; loan production volume; net charge offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure net portfolio value; interest rate risk-sensitivity; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; stock price (including, but not limited to, growth measures and total shareholder return); operating expense as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage past due; classified assets to total assets; or any combination of the foregoing. Performance measures may be based on the performance of BSB Bancorp, Inc. as a whole or of any one or more subsidiaries or business units of BSB Bancorp, Inc. or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “qualified performance-based compensation” and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with BSB Bancorp, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement, subject to acceleration of vesting, to the extent permitted by the Committee, upon the occurrence of certain events, including in the event of death, disability, or, following a change in control, involuntary termination of employment or termination of service as a director. In addition, the Committee can, in its discretion, reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures as may be determined by the Committee, however, awards granted as performance based awards may accelerate and vest on death or disability. In addition, the performance criteria will be deemed to have been satisfied on the occurrence of a change in control.

The Committee may, in its discretion, grant awards to different persons that vest under different vesting schedules or different performance measures set forth in the Equity Incentive Plan.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment or termination of service as a director following a change in control of BSB Bancorp, Inc., all outstanding options then held by a participant will become fully exercisable and all restricted stock awards and/or restricted stock units shall be fully earned and vested. For the purposes of the Equity Incentive Plan, a change in control occurs when (a) BSB Bancorp, Inc. or Belmont Savings Bank merges into or consolidates with another entity or merges another bank or corporation into BSB Bancorp, Inc. or Belmont Savings Bank, and as a result, less than a majority of the combined voting power of the resulting corporation is held by persons who were stockholders of the Company or the Bank before the merger or consolidation; (b) a person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of BSB Bancorp, Inc.’s or Belmont Savings Bank’s voting securities; (c) during any period of two consecutive years, individuals who constitute BSB Bancorp, Inc.’s or Belmont Savings Bank’ Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of BSB Bancorp, Inc.’s or Belmont Savings Bank’ Board of Directors, provided that each director who is first elected by the Board by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or (d) BSB Bancorp, Inc. or Belmont Savings Bank sells to a third party all or substantially all of its assets.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied in full as of the date of the change in control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, other than as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Incentive Plan at any time, retroactively or otherwise, to insure that the Equity Incentive Plan complies with current or future law without stockholder approval, and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the stockholders at this Special Meeting. The Equity Incentive Plan will terminate after 10 years or, if sooner, when all shares reserved under the Equity Incentive Plan have been issued. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and BSB Bancorp, Inc. will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of BSB Bancorp, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code), or in the event of the optionee’s death, such death occurs while employed or within three months of termination of employment.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and BSB Bancorp, Inc. will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the earlier of the vesting of shares subject to an award (at which point the shares become transferable) or the date on which the restricted stock is no longer subject to a substantial risk of forfeiture, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and BSB Bancorp, Inc. will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses. A participant who makes an election under Section 83(b) of the Internal Revenue Code (“an 83(b) election”) will include the fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value. Dividends paid on the restricted stock during the period the stock is subject to restrictions will be considered compensation income to the participant (or self-employment income with respect to a non-employee director) and BSB Bancorp, Inc. will be entitled to a corresponding income tax deduction.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income at the time of vesting, as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is distributed in the form of stock, ordinary income is recognized equal to the value of the share of stock on the date of distribution. A restricted stock unit does not have voting rights and will have dividend rights (or dividend equivalent rights) only if specified by the Committee at the time of grant. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made under Section 83(b) of the Internal Revenue Code.

Withholding of Taxes. BSB Bancorp, Inc. may withhold amounts from participants to satisfy the minimum withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to BSB Bancorp, Inc. to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a Change in Control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by BSB Bancorp, Inc.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits BSB Bancorp, Inc.’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table below (“covered employees”). Restricted stock awards and restricted stock units that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the covered employee that is subject to the limit exceeds $1.0 million. Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code (“qualified performance-based compensation”) is not subject to this limit and is fully deductible by BSB Bancorp, Inc. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Restricted stock awards or restricted stock units that vest upon the attainment of performance measurements may also qualify as qualified performance-based compensation. Accordingly, if an award is not exempt from Section 162(m) of the Internal Revenue Code, income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. BSB Bancorp, Inc. suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and ASC 505-50, Equity Based Payment to Non-Employees, BSB Bancorp, Inc. is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options and other equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Board of Directors has adopted the Equity Incentive Plan. If the Equity Incentive Plan is approved by stockholders, the Compensation Committee intends to meet promptly after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the total votes cast at the Special Meeting, assuming a quorum, in each case without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Special Meeting there are not sufficient votes to approve the Equity Incentive Plan, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objective of our compensation program is to retain, motivate and reward employees and officers (including Named Executive Officers, as defined below) for performance and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program from a risk perspective and using best practices.

We intend to base our compensation decisions as a public company on four basic principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Stockholder Interest – As a public company, we intend to use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings within a prudent risk tolerance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Prior to our initial public offering in October 2011, our compensation program relied on two primary elements: (i) base compensation or salary; and (ii) cash-based incentive compensation. Following our initial public offering, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation program will depend on stockholder approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan. As a public company, we believe that we can meet the objectives of our compensation philosophy by achieving a balance among these elements of compensation that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation Committee of our Board of Directors intends to work closely with independent compensation advisors to provide us with their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers.

To date, executive officers have been compensated only for services to Belmont Savings Bank. BSB Bancorp, Inc. and Belmont Savings Bank expects to continue this practice. However, any equity-based awards made as part of Belmont Savings Bank’s executive compensation will be made in BSB Bancorp, Inc. common stock.

This discussion is focused specifically on the compensation of BSB Bancorp, Inc.’s executive officers, each of whom is named in the Summary Compensation Table which appears later in this section under the heading “Executive Compensation.” These five executive officers are referred to in this discussion as “Named Executive Officers.”

Name	Title
Robert M. Mahoney	President and Chief Executive Officer
John A. Citrano	Executive Vice President, Chief Financial Officer and Corporate Secretary
Hal R. Tovin	Executive Vice President and Chief Operating Officer
Christopher Y. Downs	Executive Vice President—Consumer Lending and Auto Finance
Carroll M. Lowenstein, Jr.	Executive Vice President—Commercial Real Estate Lending

Designing Our Compensation Program

Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers. Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of Belmont Savings Bank;

•	ensuring sound risk management;

•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	disciplined decision-making that respects our business plan but adapts quickly to change;

•

the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable, and may have a disruptive effect on our operations;

•	the compensation and employment practices of Belmont Savings Bank’s competitors within the financial services industry and elsewhere in the marketplace; and

•	each executive’s individual performance and contribution in helping us achieve our corporate goals, which may be subjective in nature.

Role of the Compensation Committee and Certain Executive Officers. Our Compensation Committee and certain executive officers have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and approves the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers each Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, and the financial condition and performance of Belmont Savings Bank.

The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Executive Vice President, Chief Financial Officer and Corporate Secretary, and the Senior Vice President and Director of Human Resources. These executives provide the Compensation Committee with input regarding Belmont Savings Bank’s employee compensation philosophy, process and compensation decisions for employees other than themselves. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate senior management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. The Executive Vice President, Chief Financial Officer and Corporate Secretary may provide information to evaluate the estimated financial impact regarding any proposed changes to the various elements of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

Three executives participate in Compensation Committee activities purely in an informational and advisory capacity and have no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Corporate Secretary, and the Senior Vice President and Director of Human Resources do not attend those portions of compensation committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Corporate Secretary, and Senior Vice President and Director of Human Resources attends those portions of compensation committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for the Named Executive Officers. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other similarly situated companies. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the survey and comparison group.

In developing the BSB Bancorp, Inc. 2012 Equity Incentive Plan, the Compensation Committee utilized the services of Arthur Warren Associates, an independent compensation advisory firm. Arthur Warren Associates assisted the Compensation Committee in the review of equity incentive plan design trends, particularly among BSB Bancorp, Inc.’s peer group, as determined through industry survey’s and published proxy statements. The Compensation Committee further intends to seek the advisor’s assistance in setting parameters for awards, consistent with peer group awards in BSB Bancorp, Inc.’s competitive market place.

Elements of Compensation

Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

•	non-equity incentive compensation which is based on specified goals and benchmarks as designed by senior management and approved by the Compensation Committee;

•	severance benefits payable pursuant to severance agreements between certain executive officers and Belmont Savings Bank;

•	retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and

•	other broad-based benefits.

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in delivering the Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when BSB Bancorp, Inc. or the Named Executive Officer is successful in ways that are aligned with and support BSB Bancorp, Inc.’s interests. With the adoption of the Equity Incentive Plan, stock based compensation is expected to become a key component of executive compensation.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	market data for peer institutions and direct competitors located in Massachusetts and the northeast region;

•	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	qualifications and experience of the executive; and

•	our financial condition and results of operations, including tax and accounting impact of the base salaries.

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels after taking into account the considerations above. Details regarding base salary are included in the Summary Compensation Table following this section.

For 2012, the Compensation Committee engaged Arthur Warren Associates to assist the Compensation Committee in determining the appropriate 2012 base salary levels for all Named Executive Officers. The survey sources included the Massachusetts Bankers Association Banking Compensation Survey and the Connecticut Bankers Association Bank Compensation Survey, each as prepared by Pearl Meyer & Partners. The surveys provided compensation information for a peer group of publicly traded and mutual financial institutions with assets ranging from $750 million to $1.5 billion in the New England area. The peer group included the following financial institutions:

Avidia Bank	Greylock Federal Credit Union
Bangor Savings Bank	HarborOne Credit Union
Bank Newport	Institution for Savings Newburyport
Bank Rhode Island	Middlesex Savings Bank
Belmont Bank	Naugatuck Savings Bank
Berkshire Bank	Pawtucket Credit Union
Bristol County Savings Bank	PeoplesBank
Brookline Bank	Rockland Trust
Cambridge Savings Bank	Salem Five Cents Savings Bank
Century Bank and Trust Company	The First, N.A.
Country Bank	The Cape Cod 5 Cents Savings Bank
Dedham Institution for Savings	The Washington Trust Company
Digital Federal Credit Union	Unibank
East Boston Savings Bank	Watertown Savings Bank
Eastern Bank	Webster Bank

The Compensation Committee believes that using compensation data for this peer group was appropriate given the potential to increase our asset size following the completion of our stock offering. Based on the peer group data, the Compensation Committee affirms that compensation paid to the Named Executive Officers generally falls between the peer group ranges.

The Compensation Committee set the base salaries for Messrs. Mahoney, Citrano, Tovin, Downs and Lowenstein at $450,000, $184,380, $350,000, $268,000, and $200,000, respectively, for 2011, based on the considerations set forth above. In November and December of 2011, the Compensation Committee changed the titles of Messrs. Citrano and Lowenstein, respectively, to Executive Vice President and increased their salaries by $5,620 and $5,000, respectively, so that Mr. Citrano’s base salary was increased to $190,000 and Mr. Lowenstein’s base salary was increased to $205,000.

For 2012, the Compensation Committee did not make any change in the base salary for Messrs. Mahoney, Tovin and Downs, since the 2011 base salary levels were consistent with the peer data, and increased the base salary for Messrs. Citrano and Lowenstein by $6,000 and $7,000, respectively, so that their base salaries for 2012 are $196,000 and $212,000, respectively.

Non-Equity Incentive Compensation. We have implemented the Incentive Compensation Plan for our executive officers, including the Named Executive Officers, and we have also implemented the Capital Appreciation Plan in which only the following Named Executive Officers participate: Messrs. Mahoney, Tovin and Downs.

The Incentive Compensation Plan is an annual cash-based incentive plan that is an integral part of the participant’s total compensation package and supports the continued growth and profitability of Belmont Savings Bank. Each year participants are awarded for the achievement of certain performance goals on a company-wide and individual basis. These goals are established at the beginning of each plan year and approved by the Compensation Committee. For 2011, the Incentive Compensation Plan required achievement of the following performance metrics: (1) deposit growth; (2) loan growth; (3) net interest income; (4) fee income; (5) non-interest expense; (6) net income; and (7) credit quality. Individually-based performance goals are determined for each individual, based on his or her responsibilities to Belmont Savings Bank. The weightings of corporate and individual goals are based on corporate title. For the President and Chief Executive Officer and Executive Vice Presidents, more weight is attributable to the satisfaction of company-wide performance goals than individual performance goals. For Senior Vice Presidents, company-wide performance goals are weighted the same as individual performance goals. For all other officers, more weight is attributable to the satisfaction of individual performance goals than company-wide performance goals. Each participant is eligible to an incentive bonus payment based on a range of his or her base salary if the company-wide and individual performance goals are met at the end of each plan year. Levels of achievement for each performance objective are set at “target” and “maximum,” such that the executive’s incentive bonus payment amount is determined by the level of achievement of each performance objective related to the executive.

For the 2012 plan year, the Compensation Committee retained the same performance metrics for the Incentive Compensation Plan, which are consistent with the business plan of BSB Bancorp, Inc.

The Capital Appreciation Plan is a long-term cash-based incentive plan that is designed to reward participants for increases in the equity capital of Belmont Savings Bank resulting from the ordinary business of Belmont Savings Bank, from September 30, 2010 through December 31, 2012 (“capital appreciation”). Certain extraordinary items, such as the capital raised in the stock offering, are excluded from consideration. The capital appreciation as of December 31, 2012 determines the pool, which can be up to 20% of the capital appreciation for certain Named Executive Officers. The bonus pool amount will increase by a dollar amount equal to 4% of the capital appreciation if Belmont Savings Bank’s return on assets (“ROA”) equals or exceeds the ROA targets established by the Compensation Committee for both 2011 and 2012. In 2011, the ROA target was not met. Since the ROA target was required to be met for both 2011 and 2012, there will be no increase in the bonus pool for having achieved this target. Each participant in the plan is entitled to receive a fixed percentage of the bonus pool, which will be payable on June 30, 2014, provided the participant is employed with Belmont Savings Bank on such date. We have chosen to use both equity capital and ROA to determine the bonus pool amount because we believe the use of these combined measures is the appropriate balance for well-run institutions. The Capital Appreciation Plan will terminate in accordance with its terms following the 2012 plan year.

Please see “Executive Compensation – Incentive Compensation Arrangements” for a more thorough description of the Incentive Compensation Plan and the Capital Appreciation Plan.

Severance Agreements. We maintain severance agreements with Messrs. Mahoney, Tovin, Citrano, Downs and Lowenstein, which provide severance payments in the event of the executive’s involuntary or constructive termination of employment, including upon a termination following a change in control. The rationale for providing these payments is to provide security for our Named Executive Officers and stability among our senior management team. Please see “Executive Compensation – Severance Agreements” for a more thorough description of these agreements.

Retirement Plans. In addition to the compensation paid to the Named Executive Officers as described above, the Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Each eligible employee is permitted to defer his or her salary for retirement (subject to limitations under the Internal Revenue Code). We provide a 100% matching contribution on the first 2% of the participant’s salary deferral and 50% matching contribution on the next 3% of the participant’s salary deferral. We also provide a safe harbor non-elective employer contribution of 4% of each participant’s salary.

We have also adopted an employee stock ownership plan. The trustee of the employee stock ownership plan obtained a loan from BSB Bancorp, Inc. to purchase shares of BSB Bancorp, Inc. common stock in our stock offering pursuant to applicable regulatory guidelines. The employee stock ownership plan provides our employees, including the Named Executive Officers, with additional retirement savings in the form of our common stock and encourages employee ownership in BSB Bancorp, Inc. See “Executive Compensation – Tax-Qualified Benefit Plans – Employee Stock Ownership Plan” for further description of the terms of the employee stock ownership plan.

Messrs. Mahoney, Tovin and Downs are participants in our Supplemental Executive Retirement Plan (“SERP”), which we adopted in 2010. We are also a party to an amended supplemental retirement agreement with Mr. Citrano that was entered into in 1994 and has been subsequently updated to comply with changes in the tax laws. The SERP and the supplemental retirement agreement provide supplemental retirement benefits for Messrs. Mahoney, Tovin, Downs and Citrano, which will be paid in addition to the benefits they receive under the 401(k) plan. We provide these supplemental retirement benefits in order to remain competitive and to attract and retain our Named Executive Officers. See “Executive Compensation – Pension Benefits” for further description of the terms of our supplemental retirement arrangements.

Other Broad-Based Benefits. We offer various fringe benefits to our employees, including our Named Executive Officers. We provide group health, dental and vision insurance coverage to employees, with the employees being responsible for a portion of the premiums. In addition, we provide our Named Executive Officers with life insurance, long-term disability insurance, parking and cellular phone reimbursement, for which we pay the entire cost. The Compensation Committee believes these benefits are appropriate and assist these officers in fulfilling their employment obligations.

Tax and Accounting Implications

In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we intend to structure our compensation program in a tax efficient manner.

Risk Management

The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on BSB Bancorp, Inc. or Belmont Savings Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of BSB Bancorp, Inc. and Belmont Savings Bank.

The Compensation Committee regularly reviews our incentive-based plans to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of BSB Bancorp, Inc. and Belmont Savings Bank. With respect to the Incentive Compensation Plan, the Compensation Committee reviews and approves both the company-wide and individual performance objectives that determine the bonus payments to be made thereunder. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, we instituted a clawback policy for our Incentive Compensation Plan, which allows us to recover any bonus payment made to any employee that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud. With respect to the Capital Appreciation Plan, all payouts thereunder will only occur if we are well-capitalized at the time of the payout on June 30, 2014. Furthermore, any payments payable under the plan are subject to an 18-month holdback period, which will ensure that the payments are determined based on accurate financial information related to our capital position.

Finally, by implementing our employee stock ownership plan in the conversion and our stock-based incentive plan following the completion of the conversion, we will put more of our common stock into the hands of our employees which will align their interests with those of our stockholders, and in turn will contribute to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock received under each plan.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Robert M. Mahoney, our President and Chief Executive Officer, John A. Citrano, our Executive Vice President, Chief Financial Officer and Corporate Secretary, Hal R. Tovin, our Executive Vice President and Chief Operating Officer, Christopher Y. Downs, our Executive Vice President—Consumer Lending and Auto Finance, and Carroll M. Lowenstein, Jr., our Executive Vice President—Commercial Real Estate Lending, for the years indicated. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table for the Year Ended December 31, 2011
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Robert M. Mahoney(5)	2011	450,000	145,000	—	126,461	33,035	754,496
President and Chief Executive Officer	2010	290,769	85,000	—	28,336	10,384	414,489

John A. Citrano	2011	184,584	45,000	—	109,281	20,813	359,678
Executive Vice President, Chief Financial Officer and Corporate Secretary	2010	179,380	30,000	—	66,464	18,276	294,120

Hal R. Tovin(6)	2011	350,000	95,000	—	39,201	24,538	508,739
Executive Vice President and Chief Operating Officer	2010	169,615	40,000	—	8,532	4,038	222,185

Christopher Y. Downs(7)	2011	268,000	50,000	—	30,456	20,546	369,002
Executive Vice President—Consumer Lending and Auto Finance	2010	132,969	80,000	—	6,094	3,092	222,155

Carroll M. Lowenstein, Jr.(8)	2011	200,192	60,000	—	—	18,764	278,956
Executive Vice President—Commercial Real Estate Lending	2010	65,384	50,000	—	—	—	115,384

______________________

(1)	2011 salary information includes salary deferral contributions to the Belmont Savings Bank 401(k) Plan of $22,000 for Mr. Mahoney, $10,729 for Mr. Citrano, $19,500 for Mr. Tovin, $21,385 for Mr. Downs and $12,510 for Mr. Lowenstein.
(2)	Represents bonus payments awarded to the Named Executive Officers. Since the Compensation Committee retained the discretion at year end to determine the weight assigned to each performance metric for purposes of determining the Named Executive Officers’ compensation under the Incentive Compensation Plan, the compensation achieved under the Incentive Compensation Plan has been listed in the bonus column of the Summary Compensation Table.
(3)	The amounts for Messrs. Mahoney, Tovin and Downs represent the change in the actuarial present value of each executive’s accumulated benefit under the Belmont Savings Bank Supplemental Executive Retirement Plan. The amount for Mr. Citrano represents the change in the actuarial present value of his accumulated benefit payable pursuant to his restated supplemental retirement agreement with Belmont Savings Bank.
(4)	The amounts reflect what we have paid for, or reimbursed, the applicable Named Executive Officer for various benefits and perquisites which we provide. A break-down of the various elements of compensation in this column is set forth in the table immediately following these notes.
(5)	Mr. Mahoney joined Belmont Savings Bank on May 13, 2010.
(6)	Mr. Tovin joined Belmont Savings Bank on July 6, 2010.
(7)	Mr. Downs joined Belmont Savings Bank on July 7, 2010 and received a $50,000 signing bonus and a $30,000 discretionary bonus.
(8)	Mr. Lowenstein joined Belmont Savings Bank on September 7, 2010 and received a $50,000 signing bonus.

All Other Compensation
Name	Year	Perquisites ($)(1)	Employer Contributions to 401(k) Plan ($)	ESOP Allocations(2)	Split Dollar Life Insurance ($)(3)	Total ($)

Robert M. Mahoney	2011	—	30,433	2,602	—	33,035

John A. Citrano	2011	—	16,094	2,482	2,237	20,813

Hal R. Tovin	2011	—	24,538	—	—	24,538

Christopher Y. Downs	2011	—	20,546	—	—	20,546

Carroll M. Lowenstein, Jr.	2011	—	18,764	—	—	18,764

(1)	For the year ended December 31, 2011, no Named Executive Officer received perquisites and personal benefits which exceeded $10,000 in the aggregate.
(2)	Represents the allocation of approximately 246.89 shares of BSB Bancorp, Inc. to Mr. Mahoney’s ESOP account and approximately 235.46 shares to Mr. Citrano’s ESOP account for 2011. The closing price of shares of BSB Bancorp, Inc. on December 31, 2011 was $10.54.
(3)	This amount represents Mr. Citrano’s imputed income related to split dollar life insurance that is used as an investment vehicle in connection with his restated supplemental retirement agreement with Belmont Savings Bank.

Severance Agreements

Belmont Savings Bank has entered into severance agreements with Messrs. Mahoney, Citrano, Tovin, Downs and Lowenstein.

Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including (i) involuntary termination of employment for reasons other than cause or (ii) voluntary termination for good reason. “Good Reason” is defined as (A) a material diminution in the executive’s base salary; (B) a material diminution in the executive’s authority, duties or responsibilities; (C) a material diminution in the authority, duties or responsibilities of the position to which the executive is to report; (D) a material diminution in the budget over which the executive retains authority; (E) a material change in the geographic location at which the executive must perform his duties; or (F) a material breach of the severance agreement by Belmont Savings Bank. In the event of the executive’s termination of employment as a result of any of these circumstances, the executive will be entitled to receive a severance payment equal to the sum of: (i) the executive’s annual base salary rate in effect on the date of termination, or if greater, the average annual base salary rate for the 12-month period ending on the date of termination, and (ii) the average annual bonus awarded to the executive during the prior two years, provided, however, that if such sum is less than the executive’s salary and bonus reported by Belmont Savings Bank in Box 1 of the IRS Form W-2 for the tax year immediately preceding the executive’s date of termination, then the severance payment will equal the executive’s salary and bonus reported in Box 1 of the IRS Form W-2. The severance payment will be distributed as follows: (i) the portion of the severance benefit that exceeds the “Code Section 409A Limit,” if applicable, will be payable in a lump sum within two and one-half months following the executive’s date of termination; and (ii) the remaining portion of the severance benefit will be payable for 12 months in accordance with Belmont Savings Bank’s payroll practice, provided that any undistributed balance on the first anniversary date of the executive’s date of termination will be distributed in a lump sum. The “Code Section 409A Limit” is equal to two times the lesser of: (i) the sum of the executive’s annualized compensation that was payable to the executive during the taxable year preceding the year in which the executive’s date of termination occurred; or (ii) the maximum amount of compensation that may be taken into account under a tax-qualified plan for each participant pursuant Code Section 401(a)(17), which for 2012 is $250,000. Each executive will also be entitled to continued health coverage for 12 months following his termination date. Each severance agreement provides that the executive will be subject to a non-competition and non-solicitation covenant for 12 months following his date of termination.

In the event of a change in control (as defined in the agreements) followed by the executive’s involuntary termination or termination for good reason, the severance agreement will provide a benefit equal to three times the executive’s annual rate of base salary in effect on executive’s date of termination, or if greater, Executive’s average annual base salary for the 12-month period ending on the date of termination, and highest rate of bonus paid in the prior three years (in the case of Messrs. Mahoney, Tovin and Downs) or two times the executive’s annual rate of base salary in effect on executive’s date of termination, or if greater, Executive’s average annual base salary for the 12-month period ending on the date of termination, and highest rate of bonus paid during the prior three years (in the case of Messrs. Citrano and Lowenstein). The severance benefit will be paid within 30 days following separation from service. In addition, the executive would be entitled to continued non-taxable health care and life insurance coverage at the expense of Belmont Savings Bank (or its acquirer) for three years (in the case of Messrs. Mahoney, Tovin and Downs) or two years (in the case of Messrs. Citrano and Lowenstein). In the event of an executive’s termination following a change in control, the noncompetition and non-solicitation provisions of the severance agreements will be inapplicable.

Incentive Compensation Arrangements

Incentive Compensation Plan. Belmont Savings Bank sponsors the Incentive Compensation Plan in order to recognize and reward a select group of executive officers for performance and the achievement of specific measurable annual goals. The Compensation Committee and the President and Chief Executive Officer have the authority to select the employees who will be eligible to participate in the plan. Prior to each plan year, the Compensation Committee establishes goals on a company-wide and individual basis. For 2011, Company-wide performance goals focused on the following performance metrics: (1) deposit growth; (2) loan growth; (3) net interest income; (4) fee income; (5) non-interest expense; (6) net income; and (7) credit quality. Based on 2011 results, the Bank achieved 60% of its performance goals. Individually-based performance goals are determined based on the participant’s personal goals related to his or her major projects and initiatives. Each performance objective is assigned a percentage weight to reflect its relative importance and the participant’s direct impact in meeting the performance objective. For the President and Chief Executive Officer and Executive Vice Presidents, company-wide performance goals are weighted at 75% and individual performance goals are weighted at 25%. For Senior Vice Presidents, company-wide performance goals are weighted at 50% and individual performance goals are weighted at 50%. For all other officers, company-wide performance goals are weighted at 25% and individual performance goals are weighted at 75%. Each participant is entitled to an incentive bonus payment based on a predetermined percentage of his or her annual base salary if the company-wide and individual performance goals are met. At the end of the 2011 plan year, the Board determined the level of achievement of each performance metric and set the incentive compensation on the basis of such determinations. Since the Compensation Committee retained the discretion at year end to determine the weight assigned to each performance metric for purposes of determining the Named Executive Officers’ compensation under the Incentive Compensation Plan, the compensation achieved under the Incentive Compensation Plan has been listed in the bonus column of the Summary Compensation Table.

Capital Appreciation Plan. In 2010 Belmont Savings Bank adopted the Capital Appreciation Plan that is designed to reward certain named executive officers for any increase in the equity capital resulting from the ordinary business of Belmont Savings Bank from September 30, 2010 through December 31, 2012 (“capital appreciation”). Certain extraordinary items, such as the capital raised in the offering, are excluded from consideration. Messrs. Mahoney, Tovin and Downs are the only named executive officers eligible to participate in the plan. If there is any capital appreciation as of December 31, 2012, we will establish a pool equal to 20% of the capital appreciation. The bonus pool will increase by a dollar amount equal to 4% of the capital appreciation if Belmont Savings Bank’s return on assets (“ROA”) equals or exceeds the ROA targets established by the Compensation Committee for both 2011 and 2012. In 2011, the ROA target was not met. Since the ROA target was required to be met for both 2011 and 2012, there will be no increase in the bonus pool for having achieved this target. Each participant in the plan is entitled to receive a fixed percentage of the bonus pool, which will be payable on June 30, 2014 provided the participant is employed with Belmont Savings Bank on such date. If the participant is terminated by Belmont Savings Bank without cause or dies prior to June 30, 2014, the participant will be deemed to have been employed on June 30, 2014. If the participant terminates employment for any other reason prior to June 30, 2014, the participant will forfeit the right to receive any payment under the plan. The Capital Appreciation Plan will terminate in accordance with its terms following the 2012 plan year.

Pension Benefits

The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2011 for the Named Executive Officers.

Pension Benefits at and for the Fiscal Year Ended 2011
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)

Robert M. Mahoney	Supplemental Executive Retirement Plan	1	154,797	—
John A. Citrano	Restated Supplemental Retirement Agreement	17	872,208	—
Hal R. Tovin	Supplemental Executive Retirement Plan	1	47,733	—
Christopher Y. Downs	Supplemental Executive Retirement Plan	1	36,550	—

Supplemental Executive Retirement Plan. Effective October 1, 2010, Belmont Savings Bank adopted the Supplemental Executive Retirement Plan for a select group of management and highly compensated employees, as designated by the Board of Directors. Messrs. Mahoney, Tovin and Downs currently participate in the plan. Under the plan, each participant is entitled to an annual benefit that will be paid to the participant for 10 years, with the first payment to occur within 60 days following the later of: (i) the participant’s separation from service; or (ii) the date on which the participant attains age 62. The annual benefit is equal to the participant’s “final average compensation” multiplied by his “benefit percentage,” determined as of his date of termination. Final average compensation is defined as the participant’s average annual gross salary paid during the three consecutive calendar year period during which the participant’s base salary was at its highest during the final 60 month period of the participant’s employment with Belmont Savings Bank. Mr. Mahoney’s benefit percentage will be 20% if he has five or more years of service as of his termination date and will be 0% if he has less than five years of service as of his termination date. If Mr. Mahoney’s separation from service is involuntary or due to a constructive termination, the benefit percentage of 20% will be reduced by 4% for each year of service less than four. Messrs. Tovin’s and Downs’ benefit percentages will be 20% if they have 10 or more years of service on their termination date; (ii) 10% if they have five to nine years of service on their termination date; or (iii) 0% if they have less than five years of service on their termination date. If Messrs. Tovin’s and Downs’ separation from service is involuntary or due to a constructive termination, the benefit percentage of 20% will be reduced by 2% for each year of service that is less than nine. No benefits will be payable under the plan if the participant’s benefit percentage is less than 10%.

Restated Supplemental Retirement Agreement with Mr. Citrano. On December 23, 2008, Mr. Citrano and Belmont Savings Bank entered into a restated supplemental retirement agreement. This agreement supersedes the prior supplemental retirement agreement between the parties dated December 1, 1994. Pursuant to the agreement, the parties agreed to use bank-owned life insurance (“BOLI”) policies on the life of Mr. Citrano as investment vehicles to provide him with a supplemental retirement benefit and life insurance protection for his family. Under the agreement, Mr. Citrano is entitled to a supplemental retirement benefit in the event of his termination of employment at or after attaining age 55 and completing 10 or more years of service with Belmont Savings Bank. The supplemental retirement benefit is equal to (i) the actuarial present value of Mr. Citrano’s “average annual compensation” multiplied by the “applicable percentage” that would be payable for 20 years following his date of termination, minus (ii) the aggregate cash surrender value of Mr. Citrano’s BOLI that is required to be legally transferred to him following his termination date. The supplemental retirement benefit will be payable within 60 days following his termination date. “Average annual compensation” is determined based on Mr. Citrano’s highest three consecutive years of compensation earned prior to his termination date. The “applicable percentage” will be determined based on Mr. Citrano’s retirement age with the maximum percentage to be 51%, provided that his retirement age is 65. The applicable percentage of 51% will be reduced by a fixed percentage that correlates with Mr. Citrano’s retirement age if it is less than 65.

If Mr. Citrano voluntarily resigns prior to attaining age 55 and completing 10 years of service, he will be entitled to a lump sum payment equal to the cash surrender value of his BOLI minus the aggregate amount of policy premiums paid on the BOLI by Belmont Savings Bank If Mr. Citrano’s termination of employment is involuntary or due to a constructive termination, he will be entitled to a lump sum payment equal to the cash surrender value of his BOLI plus a gross-up payment to cover the federal and state taxes associated with the lump sum payment, provided, however, that the taxable income used to calculate the gross-up payment will not exceed the amount of premiums paid on the BOLI by Belmont Savings Bank. If Mr. Citrano’s termination is due to disability, he will be entitled to receive the supplemental retirement benefit calculated as if he had attained age 55 and completed 10 years of service. In calculating the supplemental retirement benefit, Mr. Citrano’s average annual compensation will be increased by 6% per year, beginning from the year in which Mr. Citrano became disabled and ending the year in which he would have attained age 55.

In the event of Mr. Citrano’s death while employed with Belmont Savings Bank, his beneficiary will be entitled to receive a lump sum payment equal to the total death proceeds of the BOLI minus the greater of: (i) the premiums paid on the BOLI by Belmont Savings Bank or (ii) the cash surrender value of the BOLI.

Tax-Qualified Benefit Plans

401(k) Plan. Belmont Savings Bank maintains the Belmont Savings Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or next follows the date the employee attains age 21 and completes three months of service. A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2010 and 2011, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. A participant is always 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Belmont Savings Bank will make matching contributions on 100% of the first 2% of a participant’s salary and 50% of the next 3% of a participant’s salary that is contributed to the 401(k) Plan. Belmont Savings Bank will also provide a safe harbor non-elective employer contribution of 4% of the participant’s salary for the plan year. A participant will be 100% vested in his or her employer matching contributions. Generally, unless a participant elects otherwise, the participant’s benefit under the 401(k) Plan will be payable in the form of a lump sum payment within 60 days after his or her termination of employment with Belmont Savings Bank.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Employee Stock Ownership Plan. Effective January 1, 2011, Belmont Savings Bank adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and were employed by us as of January 1, 2011 participate in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 5% of the total number of shares of BSB Bancorp, Inc. common stock issued in the offering (including shares contributed to the charitable foundation). The employee stock ownership plan purchased the shares with a loan from BSB Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Belmont Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 30-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually to the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the employee stock ownership plan repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest in their benefit at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of credited service. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Under applicable accounting requirements, Belmont Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in BSB Bancorp, Inc.’s earnings.

Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon his voluntary resignation, retirement, involuntary termination or resignation for “good reason,” termination following a change in control, death or disability, as if such termination were effective as of January 1, 2012, based on benefits and salaries in effect on December 31, 2011. The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in the proxy statement. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Voluntary Resignation ($)		Normal Retirement ($)		Involuntary or Constructive Termination ($)		Involuntary or Constructive Termination after Change in Control ($)		Voluntary Resignation after a Change in Control ($)		Disability ($)		Death ($)
Robert M. Mahoney

Severance Agreement	—		—		577,840	(1)	1,824,349	(2)	—		—		—
Supplemental Executive Retirement Plan (3)	—		—		—		—		—		—		—

John A. Citrano

Severance Agreement	—		—		240,340	(1)	500,706	(2)	—		—		—
Restated Supplemental Retirement Agreement	340,864	(4)	—	(5)	1,318,192	(6)	1,318,192	(7)	340,864	(8)	1,472,078	(9)	1,682,326	(10)

Hal R. Tovin

Severance Agreement	—		—		431,782	(1)	1,378,675	(2)	—		—		—
Supplemental Executive Retirement Plan (3)	—		—		—		—		—		—		—

Christopher Y. Downs

Severance Agreement	—		—		347,282	(1)	1,087,675	(2)	—		—		—
Supplemental Executive Retirement Plan (3)	—		—		—		—		—		—		—

Carroll M. Lowenstein, Jr.

Severance Agreement (1)	—		—		264,709	(1)	539,971	(2)	—		—		—

(1)	Reflects cash severance and the employer cost of continued medical and dental insurance for 12 months following the Named Executive Officer’s date of termination.
(2)	Reflects the cash severance and the employer cost of continued life, medical and dental insurance for 36 months (for Messrs. Mahoney, Tovin and Downs) or for 24 months (for Messrs. Citrano and Lowenstein) following the Named Executive Officer’s date of termination.
(3)	No benefits are payable under the Supplemental Executive Retirement Plan since the benefit percentage for Messrs. Mahoney, Tovin and Downs is less than 10% as of January 1, 2011.
(4)	Reflects the cash surrender value of Mr. Citrano’s BOLI policies minus the aggregate premiums paid on the BOLI policies by Belmont Savings Bank.
(5)	No retirement benefit is payable under the agreement since Mr. Citrano has not attained age 55 as of January 1, 2011.

(6)	Reflects the cash surrender value of Mr. Citrano’s BOLI policies equal to $927,261, plus a tax gross-up payment equal to $390,931. The taxable income used to calculate the tax gross-up payment cannot exceed the aggregate amount of premiums paid on the BOLI policies by Belmont Savings Bank, which is equal to $586,397 as of December 31, 2011.
(7)	Reflects the same benefit that is payable as a result of Mr. Citrano’s involuntary or constructive termination. There is no enhancement to Mr. Citrano’s benefit as a result of a change in control.
(8)	Reflects the same benefit that is payable as a result of Mr. Citrano’s voluntary resignation. There is no enhancement to Mr. Citrano’s benefit as a result of a change in control.
(9)	Reflects a lump sum cash payment equal to $544,817, plus the aggregate cash surrender value of Mr. Citrano’s transferred BOLI policies equal to $927,261.
(10)	Represents the aggregate face value of Mr. Citrano’s BOLI policies minus their aggregate cash surrender value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

BSB Bancorp, Inc.

Robert J. Morrissey (Chairman)

John A. Borelli

S. Warren Farrell

John A. Greene

John A. Whittemore

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee determines the salaries to be paid each year to the President and Chief Executive Officer and those executive officers who report directly to the President and Chief Executive Officer. The Compensation Committee consists of directors Borelli, Farrell, Greene, Morrissey and Whittemore. None of these individuals was an officer or employee of BSB Bancorp, Inc. or Belmont Savings Bank during the year ended December 31, 2011, or is a former officer of BSB Bancorp, Inc. or Belmont Savings Bank.

During the year ended December 31, 2011, (i) no executive officer of Belmont Savings Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Belmont Savings Bank; (ii) no executive officer of Belmont Savings Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of Belmont Savings Bank; and (iii) no executive officer of Belmont Savings Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Belmont Savings Bank.

DIRECTOR COMPENSATION

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2011. Director compensation paid to directors who are also Named Executive Officers is reflected above under “Executive Compensation – Summary Compensation Table.”

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert J. Morrissey, Chairman	61,500	—	24,481	—	85,981
John A. Borelli	17,900	—	—	—	17,900
S. Warren Farrell	53,900	—	—	—	53,900
Richard J. Fougere	27,900	—	—	—	27,900
John W. Gahan, III	22,400	—	—	—	22,400
John A. Greene	28,300	—	—	—	28,300
Patricia W. Hawkins	23,000	—	—	—	23,000
Robert D. Ward	13,100	—	—	—	13,100
John A. Whittemore	53,100	—	—	—	53,100

(1)	See table below under “Director Fees” for a breakdown of fees earned in 2011.
(2)	The amount for Mr. Morrissey represents the change in the actuarial present value of his accumulated benefit under the Deferred Compensation Plan for Members of the Board.
(3)	No director perquisites or benefits exceeded $10,000.

Director Fees

All non-employee directors were paid an annual retainer of $7,500 and received fees per board and committee meetings attended in 2011. In addition, Committee Chairs received an annual retainer for holding that position and our Executive Committee Members received a $12,000 annual retainer. The table below identifies the meetings, by type, for which each non-employee director received compensation from Belmont Savings Bank during the year ended December 31, 2011.

Name	Annual Retainer ($)		Board Meetings ($)	Executive Committee Meetings ($)	Audit Committee Meetings ($)	Compensation Committee Meetings ($)	Nominating Committee Meetings ($)	Other Committee Meetings ($)(6)
Robert J. Morrissey, Chairman	25,500	(1)	6,400	22,400	—	4,000	1,600	1,600
John A. Borelli	7,500		6,400	—	—	4,000	—	—
S. Warren Farrell	19,500	(2)	6,400	22,400	—	4,000	—	1,600
Richard J. Fougere	13,500	(3)	6,400	—	8,000	—	—	—
John W. Gahan, III	8,000	(4)	6,400	—	7,200	—	—	800
John A. Greene	7,500		6,400	—	8,000	4,000	—	2,400
Patricia W. Hawkins	15,000	(5)	6,400	—	—	—	1,600	—
Robert D. Ward	7,500		5,600	—	—	—	—	—
John A. Whittemore	19,500	(2)	6,400	20,800	—	3,200	1,600	1,600

(1)	Includes $12,000 retainer as a member of the Executive Committee and $6,000 retainer for serving as Chairman of the Board.
(2)	Includes a $12,000 retainer as a member of the Executive Committee.
(3)	Includes a $6,000 retainer for chairing the Audit Committee.
(4)	Includes a $500 retainer for chairing the CRA & Compliance Committee.
(5)	Includes a $7,500 retainer for serving as Clerk of the Corporation.
(6)	Fees payable as a result of meetings of the 401(k) Plan Committee, Investment Committee and CRA & Compliance Committee.

Director Plans

Capital Appreciation Plan. In 2010 Belmont Savings Bank adopted the Capital Appreciation Plan that is designed to reward the Board of Directors for any increase in the equity capital of Belmont Savings Bank resulting from the ordinary business of Belmont Savings Bank from September 30, 2010 through December 31, 2012 (“capital appreciation”). Certain extraordinary items, such as the capital raised in our initial public offering in 2011, are excluded from consideration. Each member of the Board of Directors is eligible to participate in the plan. If there is any capital appreciation as of December 31, 2012, we will establish a bonus pool equal to 5% of the capital appreciation for members of the board of directors. The bonus pool will increase by a dollar amount equal to 1% of the capital appreciation if Belmont Savings Bank’s return on assets (“ROA”) equals or exceeds the ROA targets established by the Compensation Committee for both 2011 and 2012. In 2011, the ROA target was not met. Since the ROA target was required to be met for both 2011 and 2012, there will be no increase in the bonus pool for having achieved this target. Each participant is entitled to receive a fixed percentage of the pool, which will be payable on June 30, 2014. However, if the participant is not serving as a member of the Board of Directors on June 30, 2014 for any reason other than death, the participant will forfeit the right to receive any payments under the plan. The Capital Appreciation Plan will terminate in accordance with its terms following the 2012 plan year.

Deferred Compensation Plan for Members of the Board of Investment. Effective January 1, 2005, Belmont Savings Bank adopted the Deferred Compensation Plan for Members of the Board of Investment. Mr. Morrissey is the only participant in the plan. Upon Mr. Morrissey’s separation from service on the Board for any reason other than death, Mr. Morrissey will be entitled to an annual benefit equal to 41% of his average compensation utilizing the three highest years of compensation paid to Mr. Morrissey. The annual benefit will be paid in quarterly installments for a period equal to Mr. Morrissey’s completed years of service as a member of the Board. In the event of Mr. Morrissey’s death, his beneficiary will receive a lump sum payment equal to the present value of the benefits that would have been paid to Mr. Morrissey under the plan if he had retired on his date of death.

Deferred Compensation Agreements. Belmont Savings Bank entered into deferred compensation agreements with Mr. Morrissey, Mr. Borelli, Mr. Farrell, Mr. Gahan and Ms. Hawkins. Each agreement allows for the director to elect to defer a portion of his or her director fees to an individual deferred compensation account established by Belmont Savings Bank, provided however that the minimum amount of deferrals elected for any plan year is $5,000. Each director’s deferred compensation account balance will be credited with earnings on a monthly basis based on the five year certificate of deposit yield as published by the Wall Street Journal. Each director is always 100% vested in his or her deferred compensation account balance.

The deferred compensation account balance will be payable to the director (or to the director’s beneficiary in the event of death) in monthly installments for 60 months following the director’s date of termination from the Board. Each director will continue to accrue earnings on his or her deferred compensation account balance until it is paid in full.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. Stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

STOCKHOLDER PROPOSALS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 6, 2012. If next year’s annual meeting is held on a date more than 30 calendar days from May 9, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the special meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by BSB Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. We have retained AST Phoenix Advisors to assist us in soliciting proxies, and have agreed to pay AST Phoenix Advisors a fee of $4,500 plus reasonable expenses for these services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT HTTP:WWW.CFPPROXY.COM/7070SM.

BY ORDER OF THE BOARD OF DIRECTORS

Robert M. Mahoney
President and Chief Executive Officer

Belmont, Massachusetts
October 5, 2012

APPENDIX A

BSB BANCORP, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this BSB Bancorp, Inc. 2012 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of BSB Bancorp, Inc., a Maryland corporation (the “Company”), and its Subsidiaries, including Belmont Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is November 14, 2012, the expected date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock. Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Compensation Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash.

Section 2.2 Stock Options

(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option using a portion of shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3 Restricted Stock.

(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement between BSB Bancorp, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the BSB Bancorp, Inc. 2012 Equity Incentive Plan, copies of which are on file at the executive offices of BSB Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to a performance-based vesting condition unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4 Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company, as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii) The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has certified that the performance goals have been satisfied.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit Award for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Unless the Committee determines otherwise, no dividends (or Dividend Equivalent Rights) shall be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based, payment of the Dividend Equivalent Rights to the Award recipient will be conditioned upon the satisfaction of the performance criteria.

Section 2.5 Performance-Based Compensation. The vesting of any Restricted Stock Award or Restricted Stock Unit Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. At the discretion of the Committee, the vesting of any Stock Options also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following:

(i) basic earnings per share;

(ii) basic cash earnings per share;

(iii) diluted earnings per share;

(iv) core earnings per share;

(v) diluted cash earnings per share;

(vi) net income or net income before taxes;

(vii) cash earnings;

(viii) net interest income;

(ix) non-interest income;

(x) general and administrative expense to average assets ratio;

(xi) cash general and administrative expense to average assets ratio;

(xii) efficiency ratio;

(xiii) cash efficiency ratio;

(xiv) return on average assets;

(xv) core return on average assets;

(xvi) cash return on average assets;

(xvii) core return on equity;

(xviii) return on average stockholders’ equity;

(xix) cash return on average stockholders’ equity;

(xx) return on average tangible stockholders’ equity;

(xxi) cash return on average tangible stockholders’ equity;

(xxii) core earnings;

(xxiii) operating income;

(xxiv) operating efficiency ratio;

(xxv) net interest margin;

(xxvi) net interest rate margin or net interest rate spread;

(xxvii) growth in assets, loans, or deposits;

(xxviii) loan production volume;

(xxix) net charge offs;

(xxx) non-performing loans;

(xxxi) classified loans;

(xxxii) cash flow;

(xxxiii) capital preservation (core or risk-based);

(xxxiv) interest rate risk exposure net portfolio value;

(xxxv) interest rate risk sensitivity;

(xxxvi) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxxvii) stock price (including, but not limited to, growth measures and total shareholder return);

(xxxviii) operating expenses as a percentage of average assets;

(xxxix) core deposits as a percentage of total deposits;

(xl) net charge off percentage;

(xli) average percentage past due;

(xlii) classified assets to total assets; or

(xliii) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Adjustments. Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c) Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.6 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan shall be granted with a vesting rate of twenty percent (20%) per year, with the first installment vesting one year after the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, due to the occurrence of the following: (i) the Participant’s death; (ii) the Participant’s disability; (iii) the Participant’s Retirement (but only if specifically set forth in the Award Agreement); or (iv) the Involuntary Termination of Employment (or Termination of Service for a Director) following a Change in Control). Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting. Unless otherwise provided by the Committee, with respect to an Employee who is also a Director, continued Service as a Director following termination of employment shall constitute Service for purposes of vesting.

Section 2.7 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than due to Disability, Retirement, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination, and any Restricted Stock Award and Restricted Stock Unit Award that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Unit Awards granted to a Participant that has not vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability or death, and if specifically provided by the Committee, upon Termination of Service due to Retirement (except in the case of Awards subject to performance-based vesting conditions under Section 2.5 hereof) all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Unit Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Vested Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability or Retirement, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Two Hundred Eighty-Four Thousand Two Hundred (1,284,200) shares of Stock, Nine Hundred Seventeen Thousand Two Hundred Eighty Six (917,286) shares of Stock of which are eligible to be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) and Three Hundred Sixty-Six Thousand Nine Hundred Fourteen (366,914) shares of Stock that may be issued under the Plan as Restricted Stock Awards or Restricted Stock Unit Awards. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of Stock Options, Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the granting of additional Stock Options, Restricted Stock and Restricted Stock Units shall be reduced by the number of shares of Stock in respect of which the Stock Options, Restricted Stock or Restricted Stock Units is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (3) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

(c) Grants to Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options intended to be performance-based compensation under Code Section 162(m) granted to any one Employee Participant pursuant to this Section 3.2 during any calendar year shall not exceed Two Hundred Twenty-Nine Thousand Three Hundred Twenty-One (229,321).

(d) Grants to Non-Employee Directors. The maximum number of shares of Stock that are available for Awards to non-employee Directors is Three Hundred Eighty-Five Thousand Two Hundred Sixty (385,260) shares or thirty percent (30%) of the shares available for award under the Plan. The maximum number of shares of Stock that may be granted as Restricted Stock Awards or Restricted Stock Unit Awards to any one non-employee Director shall not be in excess of five percent (5%) of the shares available for grant as Restricted Stock or Restricted Stock Units under the Plan and the maximum number of shares that may be granted to non-employee Directors as Restricted Stock or Restricted Stock Units, in the aggregate, shall not be in excess of One Hundred Ten Thousand Seventy-Four (110,074) shares, which represents thirty percent (30%) of the shares available for grant as Restricted Stock or Restricted Stock Units under the Plan. The maximum number of shares of Stock that may be granted as Stock Options to any one non-employee Director shall not be in excess five percent (5%) of the shares available for grant as Stock Options under the Plan and the maximum number of shares of Stock that may be available for grant as Stock Options to non-employee Directors, in the aggregate, shall not be in excess of Two Hundred Seventy-Five Thousand One Hundred Eighty Six (275,186) shares, which represents thirty (30%) of the shares available for grant as Stock Options under the Plan.

Section 3.3 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock and Restricted Stock Units, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock or Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.4 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), provided however that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination of Employment following a Change in Control.

(b) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), following a Change in Control, all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a) the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and, except with respect to Awards issued with performance-based vesting conditions under Section 2.5 hereof, to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award, or to extend the term during which any Stock Option can be exercised, provided, however, that such extension does not permit the exercise of such Stock Option beyond its original term.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock and Restricted Stock Units shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock or Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located within thirty (30) miles of the Company’s principal office, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 7.17 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award” means any Stock Option, Restricted Stock or Restricted Stock Units or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” exists if the Participant: (i) engages in unethical or unprofessional conduct (including, but not limited to sexual harassment or illegal discrimination) in the workplace or in connection with the Participant’s Service to the Company or a Subsidiary or engages in willful malfeasance or misfeasance toward the Company or a Subsidiary or any customer or client of the Company or a Subsidiary; (ii) engages in an act or acts of dishonesty intended to result in enrichment or advantage to the Participant or third party at the expense of the Company or a Subsidiary or through the use of the Company or a Subsidiary’s assets (including proprietary or confidential information); (iii) engages in activities or omissions injurious to the good name or reputation of the Company or a Subsidiary; (iv) is grossly negligent in the execution of, or willfully fails to carry out the Participant’s duties and responsibilities within the standards of performance which could reasonably be expected of an Employee working for a Company or a Subsidiary banking institution in a similar position or of a Director: (v) is convicted or enters a plea of guilty or nolo contendere to a crime involving moral turpitude or a crime providing for a term of imprisonment; (vi) is suspended or removed from office and/or prohibited from participating in the conduct of the Company or a Subsidiary’s affairs by a notice served under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12

U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended; (vii) engages in conduct determined by governmental entities having regulatory authority with respect to the Company or a Subsidiary to be subject to sanction under any other provision of Section 8 of the Federal Deposit Insurance Act, as amended (12 U.S.C. Section 1818, et. seq.); (viii) abuses alcohol or any controlled substance in a manner that affects the Participant’s performance or abilities, whether or not such act constitutes a crime; or (ix) enters into an arrangement and/or agreement with or becomes a member, shareholder, employee, officer or director of or joint-venturer with any person or entity that provides services substantially similar to those provided by the Company or a Subsidiary. For this purposes, no act or failure to act, on the part of a Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or a Subsidiary.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.

(j) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k) “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l) “Disability” or “Disabled” shall have the meaning set forth in the Bank’s long-term disability plan covering the Bank’s Employees at the time of the Employee’s or Director’s termination of Service due to disability. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n) “Dividend Equivalent Rights” means the right, associated with a share of Restricted Stock or a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(r) “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(s) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii) if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(t) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material diminution in Participant’s base compensation;

(ii) a material diminution in Participant’s authority duties or responsibilities;

(iii) a change in the geographic location at which Participant must perform his duties that is more than fifty (50) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(vi) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of this Agreement.

(u) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(v) “Incumbent Directors” means:

(i) the individuals who, on the date hereof, constitute the Board; and

(ii) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

(w) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(x) “ISO” has the meaning ascribed to it in Section 2.1(a).

(y) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(z) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(aa) “Restricted Stock” has the meaning ascribed to it in Section 2.3.

(bb) “Restricted Stock Unit Award” and “Restricted Stock Unit” has the meaning ascribed to them in Section 2.4.

(cc) “Restricted Period” has the meaning ascribed to it in Section 2.4(b)(iii).

(dd) “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of the Employee’s social security retirement age, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have a Termination of Service due to Retirement until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have a Termination of Service due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire. For these purposes, a Director who retires from the Board but continues as a director emeritus or advisory board member will not be considered to have retired for vesting purposes or for purposes of determining the continued exercisability of Stock Options.

(ee) “SEC” means the United States Securities and Exchange Commission.

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(gg) “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(hh) “Stock” means the common stock of the Company, $0.01 par value per share.

(ii) “Stock Option” means an ISO or a Non-Qualified Option.

(jj) “Subsidiary” means any corporation, affiliate, Company or a Subsidiary or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(kk) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv) A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(v) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or a Subsidiary and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(vi) With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(ll) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(mm) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean Eastern Standard Time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY

BSB BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

November 14, 2012

6:00 p.m., Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of BSB Bancorp, Inc. (the “Company”), consisting of Robert J. Morrissey, S. Warren Farrell and John A. Whittemore or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on Wednesday, November 14, 2012 at 6:00 p.m., Eastern time, at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts, 02472, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE BSB BANCORP, INC. 2012 EQUITY INCENTIVE PLAN.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan.

This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote with respect to matters incident to the conduct of the special meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.